Exhibit 23.1

SRK Consulting (U.S.), Inc. Suite 3000 7175 West Jefferson Avenue Lakewood, CO 80235 T: 303.985.1333 F: 303.985.9947 denver@srk.com www.srk.com

CONSENT OF SRK CONSULTING (US), INC.

We consent to the incorporation by reference in Registration Statement No. 333-169450 on Form S-8 and Registration Statement No. 333-176107 on Form S-3 of our report dated April 28, 2010 and our report dated April 2012 appearing in this Quarterly Report on Form 10-Q of Molycorp, Inc. for the quarter ended March 31, 2012.

Date: May 10, 2012	SRK CONSULTING (US), INC.

	Name:	Terry Braun, P.E.
	Title:	Vice President, Principal Environmental Engineer

U.S. Offices:		Mexico Office:	Canadian Offices:		Group Offices:
Anchorage	907.677.3520	Guadalupe,	Saskatoon	306.955.4778	Africa
Denver	303.985.1333	Zacatecas	Sudbury	705.682.3270	Asia
Elko	775.753.4151	52.492.927.8982	Toronto	416.601.1445	Australia
Fort Collins	970.407.8302		Vancouver	604.681.4196	Europe
Reno	775.828.6800		Yellowknife	867.873.8670	North America
Tucson	520.544.3688				South America